Exhibit 10.7

TERM NOTE

SANTANDER BANK, N.A. 75 State Street Boston, MA 02109	April 7, 2015
BORROWER:	IREIT SHREWSBURY WHITE CITY, L.L.C.
PRINCIPAL AMOUNT:	$49,400,000.00

INTEREST RATE: This Note shall bear interest at an adjustable annual rate equal to one hundred fifty (150) Basis Points (the "Margin") above the one month ("Interest Period") LIBOR.  Such adjustments shall become effective on the 7th day of each month (the “Reset Date”). Lender shall not be required to notify Borrower of adjustments in said interest rate.

“LIBOR” shall mean, as applicable to any LIBOR Advance (the London Interbank Offered Rate), the rate of interest in U.S. Dollars equal to the Intercontinental Exchange Benchmark Administration Ltd. (“ICE, ”or the successor thereto if ICE is no longer making a London Interbank Offered Rate available) for the applicable Interest Period which appears on the Reuters Screen LIBOR01 Page (or any successor page) as of 11:00 a.m. London time on the day that is two (2) London Banking Days prior to the Reset Date (or if not reported thereon, then as reasonably determined by Lender from another recognized source or interbank quotation). In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Lender, then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage. To the extent LIBOR is no longer available, then the Interest Rate shall be adjustable at Lender's Base Rate plus the Margin.

“Banking Day” shall mean, with respect to a LIBOR Advance, a London Banking Day and with respect to all other advances, any day other than a day on which commercial banks in Massachusetts are required or permitted by law to close.

“London Banking Day” shall mean, with respect to LIBOR Advances, any day on which commercial banks are open for international business (including dealings in U.S. Dollar ($) deposits) in London, England and Massachusetts.

1

“LIBOR Advance” shall mean, any advance hereunder (or any portion of the outstanding principal balance hereof) that the parties have agreed shall bear interest at a rate, which refers to LIBOR.

“Reserve Percentage” shall mean, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves), which is imposed on member Banks of the Federal Reserve System against “Euro-currency Liabilities” as defined in Regulation D.

The undersigned Borrower promises (jointly and severally if more than one person has signed) to pay to SANTANDER BANK, N.A. (hereinafter “Lender,” which term shall include its successors and assigns) or order the Principal Amount of FORTY-NINE MILLION FOUR HUNDRED THOUSAND AND 00/100 ($49,400,000.00) DOLLARS with interest thereon at the Interest Rate hereinabove specified, interest only, monthly in arrears, commencing May 7, 2015 and thereafter on the same day of each succeeding month and commencing May 7, 2020 and thereafter on the same day of each succeeding month Borrower shall make payments of principal in an amount calculated by Lender to pay the entire principal amount in the thirty (30) years as set forth on Schedule A attached hereto together with a payment of interest then accrued and the entire unpaid Principal balance with interest then outstanding shall be due and payable on April 7, 2022 (the “Maturity Date”). Payments made hereunder shall be applied first to Lender's costs and expenses, then to Interest then outstanding, and the remainder, if any, to Principal. Interest shall be calculated on a 360-day year and the actual number of days elapsed. All Payments are subject to the Following Business Day Convention.

The “Following Business Day Convention” means the convention for adjusting any relevant date that would otherwise fall on a day that is not a Business Day so that the date will be the first following day that is a Business Day. “Business Day” is a day which is (i) neither Saturday or Sunday nor a legal holiday on which commercial banks are authorized to be closed in Boston, Massachusetts; and (ii) a London Banking Day.

Any Event of Default under a certain Loan Agreement of even date (the “Loan Agreement” which term shall include all modifications, extensions, renewals and replacements thereof) shall be an Event of Default hereunder. All other capitalized terms not defined herein shall be given the same meaning as set forth in the Loan Agreement.

2

The Borrower has entered into an interest rate hedge agreement with respect to this Note. Such interest rate hedge agreement is pursuant to an International Swap Dealers Association Master Agreement in a form acceptable to Lender (the “Hedging Contract,” which term shall include all documentation entered into in connection therewith and all schedules attached thereto). The Hedging Contract shall be for the period commencing on or about the date hereof through the Maturity Date and shall, at all times, be in a notional amount sufficient to cover all principal amounts outstanding from time to time, under this Note. As additional security, the economic benefits of the Hedging Contract have been collaterally assigned to the Lender; provided however, notwithstanding any of the foregoing to the contrary, the Lender shall not be deemed to have assumed any of the obligations or duties of the Borrower under the Hedging Contract. All costs, expenses, and indemnity obligations that may be incurred by the Lender as a result of the Borrower’s default, or termination of, the Hedging Contract shall be subject to immediate reimbursement by the Borrower. “Hedging Contract” means any and all rate swap transactions, foreign exchange transactions, credit derivative transactions and commodity transactions, including, but not limited to, basis swaps, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.

Prepayment and the imposition of early termination fees, breakage costs and the like shall be governed by the Hedging Contract.

Borrower and each endorser and guarantor hereby jointly and severally agrees to pay all expenses including reasonable attorney’s fees, which Lender may incur in effecting collection of this Note, upon default or at maturity.

Lender shall not, by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder unless such waiver be in writing and signed by Lender. A delay, omission or waiver on one occasion shall not be deemed a waiver or bar on any future occasion of the same or any other right.

Borrower and each endorser and guarantor of this Note or the obligation represented hereby, waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, except as specifically provided herein with respect to notices of non-monetary default; assents to any extension or postponement of the time of payment or any other indulgence and to the addition or release of any other party primarily or secondarily liable.

3

THE BORROWER AND THE LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDER TO ACCEPT THIS NOTE AND MAKE THE LOAN.

Borrower and each endorser and guarantor hereby assent to the release in whole or in part of any collateral held as security herefor, and agrees that the Lender need not proceed against any collateral held as security herefor before proceeding directly against Borrower or against any endorser or guarantor. The Borrower and any Guarantor hereby grant to the Lender a lien, security interest and a right of setoff as security for all liabilities and obligations to the Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Lender or any entity under the control of the Lender, or in transit to any of them. At any time, without demand or notice, the Lender may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower and any Guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE THE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. The Lender shall not be required to marshal any present or future security for, or guarantees of, the obligations or to resort to any such security or guarantee in any particular order and the Borrower and any Guarantor waive, to the fullest extent that it lawfully can, (a) any right they might have to require the Lender to pursue any particular remedy before proceeding against them and (b) any right to the benefit of, or to direct the application of the proceeds of any collateral until the obligations are paid in full.

The proceeds of the loan evidenced by this Note may be disbursed to any one or more Borrowers, if more than one.

Borrower shall pay to Lender a late charge in the amount of five (5%) percent of each payment due hereunder (other than the balloon payment due at maturity) which is more than ten (10) days in arrears to offset the additional expenses involved in processing delinquent payments. In addition, from and after the date on which this Note becomes, or at Lender’s option, could become, due and payable (whether accelerated or not), at maturity, upon default or otherwise, interest shall accrue and shall be immediately due and payable at a rate (the “Default Rate”) which is five (5%) percent per annum higher than the Interest Rate hereinabove specified but in no event higher than the maximum interest rate permitted by law.

4

The Borrower shall not be obligated to pay and the Lender shall not collect interest at a rate higher than the maximum permitted by law or the maximum that will not subject the Lender to any civil or criminal penalties. If, because of the acceleration of maturity the payment of interest in advance or any other reason, the Borrower is required, under the provisions of any Loan Document or otherwise, to pay interest at a rate in excess of such maximum rate, the rate of interest under such provisions shall immediately and automatically be reduced to such maximum rate and any payment made in excess of such maximum rate, together with interest thereon at the rate provided herein from the date of such payment, shall be immediately and automatically applied to the reduction of the unpaid principal balance of this Note as of the date on which such excess payment was made. If the amount to be so applied to reduction of the unpaid principal balance exceeds the unpaid principal balance, the amount of such excess shall be refunded by the Lender to the Borrower.

Upon receipt of an affidavit of an officer of the Lender as to the loss, theft, destruction or mutilation of the Note or any other security document(s) which is not of public record and, in the case of any such destruction or mutilation, upon surrender and cancellation of such Note or other document(s), the Borrower will issue, in lieu thereof, a replacement Note or other document(s) in the same principal amount thereof and otherwise of like tenor.

This Note shall be deemed to be a Massachusetts instrument, and all rights and obligations hereunder shall be governed by the laws of the Commonwealth of Massachusetts and enforced in the courts of the Commonwealth of Massachusetts.

[next page is signature page]

5

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Term Note UNDER SEAL to be effective as of the date first set forth above.

WITNESS: _/s/ Judy L. Millette____________________	BORROWER: IREIT SHREWSBURY WHITE CITY, L.L.C. By: INLAND REAL ESTATE INCOME TRUST, INC. Its: Sole Member By: __/s/ Marcia Grant_________________ Marcia Grant Its: Assistant Secretary

[Signature page of Term Note]